Exhibit 8.1

August 13, 2007

Alesco Financial Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Re: Alesco Financial Inc.

Ladies and Gentlemen:

We have acted as tax counsel to Alesco Financial Inc., a Maryland corporation, formerly known as Sunset Financial Resources, Inc. (the “Company”), in connection with the registration by the Company of $140,000,000 aggregate principal amount of its 7.265% Contingent Convertible Senior Notes due 2027 (the “Notes”) and up to 11,965,814 shares of common stock, par value $0.001 per share, issuable upon conversion of the Notes pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (together with any amendments and supplements thereto, the “Registration Statement”). In connection therewith, the Company has requested our opinion regarding (i) the qualification of the Company as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the statements set forth under the heading “U.S. Federal Income Tax Considerations” in the Registration Statement. In connection with our opinion, each of the Company and Cohen & Company Management, LLC (the “Manager”), a Delaware limited liability company, which provided for the day to day management of the Company pursuant to the terms of an interim management agreement between the Company and the Manager dated as of April 27, 2006 (the “Interim Management Agreement”) and currently provides for the day to day management of the Company pursuant to the terms of a management agreement by and between Alesco Financial Trust, a Maryland real estate investment trust (“Old Alesco”) and the Manager dated as of January 31, 2006, as assigned to and assumed by the Company as of October 6, 2006 (the “Management Agreement”) makes the representations as set forth below. Except as otherwise indicated, capitalized terms not otherwise defined herein shall have the meanings given in the Registration Statement.

The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications to our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

In rendering the opinions expressed herein, we have examined and relied on the following items:

1. the opinion of Locke Liddell & Sapp, LLP (the “Locke Liddell Opinion”), dated October 6, 2006, regarding the qualification of the Company as a REIT commencing with its taxable year ended December 31, 2004;

2. the Second Articles of Amendment and Restatement of the Company, as amended;

3. the bylaws of the Company;

Alesco Financial Inc.

August 13, 2007

4. the Certificate of Representations (the “Certificate of Representations”) dated as of the date hereof, provided to us by the Company and the Manager;

5. the Registration Statement; and

6. such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended; (ii) the signatures of each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct, (v) all obligations imposed by any such documents on the parties thereto have been performed or satisfied in accordance with their terms, and (vi) the Company at all times has operated and will continue to operate in accordance with the method of operation described in its organizational documents, the Registration Statement and the Certificate of Representations.

For purposes of rendering the opinions stated below, we have also assumed, with your consent, (i) the accuracy of the representations contained in the Certificate of Representations and that each representation contained in such Certificate of Representations to the knowledge of the Company or the Manager is accurate and complete without regard to such qualification, and (ii) no action will be taken by the Company that is inconsistent with the Company’s qualification as a REIT for any period prior or subsequent to the date hereof. In this regard, we note that we did not represent the Company prior to October 6, 2006, the officers executing the Certificate of Representations on behalf of the Company were not officers of the Company prior to such date, and the Manager did not manage the Company prior to July 20, 2006. Therefore, our ability to discuss with the officers of the Company and the Manager the Company’s assets, income and activities for prior periods was limited. Accordingly, in rendering the opinions set forth below, with your consent, we have also assumed the accuracy of the Locke Liddell Opinion with respect to the qualification of the Company as a REIT for all periods prior to October 6, 2006.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

(1) Commencing its taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and the Company’s proposed method of operation (as described in the Registration Statement and the Certificate of Representations) will enable it to continue to meet the requirements for qualification as a REIT under the Code.

(2) The statements in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” to the extent they describe applicable U.S. federal income tax law, are correct in all material respects.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the Company’s qualification as a REIT depends upon the ability of the Company to meet for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the

Alesco Financial Inc.

August 13, 2007

tests necessary to qualify as a REIT under the Code. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter, the Certificate of Representations or the Locke Liddell Opinion. No facts have come to our attention, however, that are inconsistent with the representations set forth in the Certificate of Representations or the facts referred to in this letter or the Locke Liddell Opinion.

The opinions set forth in this letter are: (i) limited to those matters expressly covered and no opinion is to be implied in respect of any other matter; (ii) as of the date hereof; and (iii) rendered by us at the request of the Company. We hereby consent to the filing of this letter with the SEC as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP